                                                                   EXHIBIT 23.2
                                                                   ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sun Microsystems, Inc. pertaining to the Gridware, Inc. 2000 Equity Incentive Plan of our reports dated July 21, 1999, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP


Palo Alto, California
September 7, 2000